EXHIBIT 99.1

NEWS RELEASE – For Immediate Distribution

Body and Mind Inc. Expands into Arkansas

VANCOUVER, B.C., CANADA (March 21, 2019) – Body and Mind Inc. (CSE: BAMM, OTC PINK: BMMJ) (the “Company” or “BaM”) a multi-state operator, is pleased to announce expansion into Arkansas with in-state partner, Comprehensive Care Group LLC (“CCG”). The companies will work together to develop a medical marijuana dispensary facility in West Memphis, Arkansas. Medical marijuana dispensaries in Arkansas are licensed for both retail sales and cultivation of up to 50 plants within the same facility.

Nevada Medical Group LLC (“NMG Nevada”) and DEP Nevada Inc. (“DEP Nevada”), wholly owned subsidiaries of the Company, recently entered into a management agreement and a convertible loan agreement, respectively, with CCG whereby the Company has agreed to provide CCG with:

•	A management agreement whereby NMG Nevada will provide operations and management services, including management, staffing, operations, administration, oversight, and other related services. Under the management agreement, NMG Nevada will be paid a monthly management fee equal to a percentage of the monthly net profits of CCG, subject to conversion of the convertible loan as discussed below upon which the monthly management fee shall be USD$6,000 per month, unless otherwise agreed by the parties in writing.

•	A convertible loan of up to USD$1,250,000 from DEP Nevada to CCG with proceeds used to fund construction of the facility, working capital and initial operating expenses. The loan bears interest at a fixed rate of USD$6,000 per month until the parties mutually agree to increase the interest. Within one year of granting of a medical marijuana dispensary license or one year after entering into the convertible loan, DEP Nevada may elect to convert the loan into preferred units of CCG equal to 40% of all outstanding units of CCG, subject to approval of the Arkansas Medical Marijuana Commission.

Additionally, CCG has issued a convertible promissory note in favor of DEP Nevada which promises to pay DEP Nevada the principal sum of up to USD$1,250,000 or so much thereof is advanced under the terms of the convertible loan with interest on the balance of such principal sum from time to time outstanding.

“We are pleased to have been successful in assisting Comprehensive Care Group obtain a dispensary license through the application process, an initiative that creates significant value for all stakeholders. Secondly, this deal provides BaM shareholders greater retail exposure, a fourth platform for growth and a path to launch some of its’ own products to the medical patients of Arkansas,” stated Robert Hasman, director of the Company.” We are proud to have been selected as one of only 32 dispensary licenses awarded in Arkansas and look forward to working with Comprehensive Care Group.”

Neither the Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information, please contact:

Michael Mills

778-389-0007

mmills@bamcannabis.com

About Body and Mind

BaM is a publicly traded company investing in high quality medical and recreational cannabis cultivation, production and retail. Our wholly-owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licences and holds cultivation and production licenses. BaM products include dried flower, edibles, topicals, extracts as well as GPEN Gio cartridges. BaM marijuana strains have won numerous awards including the Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup. BaM continues to expand operations in Nevada, Ohio and its investment in California and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bamcannabis.com for more information.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.